January 7, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn:  Filing Desk

Re:      American Communications Services, Inc.
         Current Report on Form 8-K

Ladies and Gentlemen:

                  On behalf of our client, American Communications Services, Inc., a Delaware corporation (the "Company"), we hereby submit for filing electronically the Company's Current Report on Form 8-K dated December 13, 1996.

                  Manually executed signature pages have been executed prior to the time of this electronic filing and will be retained by the Company for five years.

                  Please contact the undersigned at (212) 418-0635 should you have any questions in connection with this filing.

                                Very truly yours


                                /s/ SHARI L. PINE
                                  Shari L. Pine



cc:  Riley M. Murphy, Esq.
         Executive Vice President - Legal and Regulatory Affairs
         American Communications Services, Inc.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 13, 1996

                     AMERICAN COMMUNICATIONS SERVICES, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                0-25314                  05-0440761
   (State or other jurisdiction (Commission                (IRS Employer
         of incorporation)       File Number)               Identification No.)


       131 National Business Parkway, Annapolis Junction, Maryland 20701
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (301) 617-4200




          (Former name or former address, if changed since last report)

Item 5. Other Events

                  On December 13, 1996, American Communications Services, Inc., a Delaware corporation (the "Company") entered into a Stock Purchase Agreement for the acquisition (the "Acquisition") of 100% of the issued and outstanding capital stock of CyberGate, Inc., a Florida corporation ("CyberGate") which provides Internet services, in consideration for up to 1,150,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, to be issued to the shareholders of CyberGate. CyberGate is a privately-held corporation and the Shares will be issued to the two sole shareholders of CyberGate. Under the terms of the Stock Purchase Agreement, an aggregate of 150,000 of such Shares will be issued by the Company only if CyberGate meets certain performance criteria in each of the three years subsequent to the Acquisition. Also, 250,000 of such Shares will be held in escrow in respect of the indemnification obligations of the shareholders of CyberGate to the Company under the Stock Purchase Agreement. Subject to certain limitations, the Company has agreed to file a registration statement under the Securities Act of 1933, as amended, to register the offer and sale of the Shares by the shareholders of Cybergate. The Company expects that the total purchase price (based upon the current fair market value of the Shares), including anticipated out-of-pocket expenditures, to be approximately $11,500,000. The consummation of the Acquisition is subject to certain conditions, including the Company's receipt of necessary consents and approvals, including the consent of a majority of the holders of its 13% Notes due 2005 and its 12-3/4% Notes due 2006 to supplement the Indentures dated November 26, 1995 and March 26, 1996 to allow for the Acquisition.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  January 7, 1997




                     AMERICAN COMMUNICATIONS SERVICES, INC.
                                  (Registrant)

                     By:  /s/ ANTHONY J. POMPLIANO
                         Anthony J. Pompliano
                         Chairman of the Board



                                     - 3 -